Exhibit 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60195
CLAIRE’S STORES, INC. REPORTS FISCAL 2010
SECOND QUARTER RESULTS
CHICAGO, Illinois, September 1, 2010. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2010 second quarter, which ended July 31, 2010.
Second Quarter Results
 The Company reported net sales of $334.2 million for the fiscal 2010 second quarter, an increase of $20.0 million, or 6.4% compared to the fiscal 2009 second quarter. The increase was attributable to an increase in same store sales and new store sales, partially offset by foreign currency effect of our foreign locations’ sales and closed stores. Sales would have increased 9.5% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 8.9% in the fiscal 2010 second quarter. In North America, same store sales increased 9.0% and European same store sales increased 8.7%. Our third quarter same store sales trend is currently in the mid-single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “Despite continued weakness in the economy and wavering consumer confidence, we believe the progress we have made this year on our 2010 priorities helped us continue to achieve an above average performance. The collective effort of our dedicated and results driven Global team was responsible for fueling this outcome.”
Gross profit percentage increased 300 basis points during the fiscal 2010 second quarter to 52.4% compared to the fiscal 2009 second quarter of 49.4%. The increase consisted of a 150 basis point improvement in merchandise margin and a 210 basis point decrease in occupancy costs, offset by a 60 basis point increase in buying and buying-related costs. Merchandise margin benefited by 90 basis points based on the results of our all store North America inventory observation. Merchandise margin also benefited from increased initial mark up and reduced mark downs partially offset by increases in freight. The improvement in occupancy rate is due to the leveraging effect of higher sales.
Selling, general and administrative expenses increased 230 basis points to 37.2%, compared to the fiscal 2009 second quarter. Foreign currency translation had the effect of decreasing SG&A by $3.3 million. The increase in SG&A was largely attributable to store-related expenses, partially offset by foreign currency exchange rate change effects.
Adjusted EBITDA in the fiscal 2010 second quarter was $55.3 million compared to $50.5 million in the fiscal 2009 second quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At July 31, 2010, cash and cash equivalents were $160.1 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. As previously disclosed, the Company drew the full available amount under the facility during the fiscal 2008 fourth quarter in order to preserve the availability of the commitment because a member of the facility syndicate, Lehman Brothers, filed for bankruptcy. The agent bank has not yet found a replacement for Lehman Brothers in the facility syndicate, or arranged for the assumption of Lehman Brothers’ commitment by a creditworthy entity. The Company will continue to assess whether to pay down all or a portion of this outstanding balance based on various factors, including the creditworthiness of other syndicate members and general economic conditions.

In connection with the Company’s interim assessment of impairment of the investment in Claire’s Nippon, we recorded a non-cash impairment charge of $6.0 million during the fiscal 2010 second quarter. The non-cash impairment charge does not affect any of the terms of the Company’s Credit Facility or Indenture agreements, and does not have any effect on liquidity or cash flow.
During the fiscal 2010 second quarter cash flow from operating activities resulted in a use of $2.5 million. This included $47.4 million of interest payments during the quarter. Capital expenditures, during the three months ended July 31, 2010, were $11.7 million, of which $7.2 million related to new store openings and remodeling projects, compared with $6.0 million of capital expenditures during the three months ended August 1, 2009. In addition, the Company paid $42.3 million to retire $41.6 million of Senior Toggle Notes and $7.0 million of Senior Subordinated Notes.

Store Count as of:	July 31, 2010	January 30, 2010	August 1, 2009
North America	1,984	1,993	2,001
Europe	970	955	947

Subtotal Company-Owned	2,954	2,948	2,948

Joint Venture	207	211	212
Franchise	201	195	194

Subtotal Non-Owned	408	406	406

Total	3,362	3,354	3,354

Conference Call Information
 The Company will host its second quarter conference call on September 2nd, at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through September 17, 2010. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived until September 30, 2010 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
 Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® and Icing®, while the latter operates only in North America, Claire’s operates worldwide. As of July 31, 2010, Claire’s Stores, Inc. operated 2,954 stores in North America and Europe. The Company also franchised 201 stores in the Middle East, Turkey, Russia, South Africa, Poland, Greece, Malta and Guatemala and operated 207 stores in Japan through a 50:50 joint venture.

Forward-looking Statements:
 This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
 Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
 J. Per Brodin, Executive Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
SECOND FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	July 31, 2010	August 1, 2009
Net sales	$334,233	$314,196
Cost of sales, occupancy and buying expenses	159,220	159,140

Gross profit	175,013	155,056

Other expenses (income):
Selling, general and administrative	124,257	109,761
Depreciation and amortization	15,856	18,703
Severance and transaction-related costs	212	25
Other expense (income), net	1,072	(722)

	141,397	127,767

Operating income	33,616	27,289
Gain on early debt extinguishment	6,249	17,104
Impairment of equity investment	6,030	—
Interest expense, net	40,573	45,329

Loss before income tax expense	(6,738)	(936)
Income tax expense	1,607	2,797

Net loss	$(8,345)	$(3,733)

YEAR TO DATE

	Six Months	Six Months
	Ended	Ended
	July 31, 2010	August 1, 2009
Net sales	$656,310	$607,294
Cost of sales, occupancy and buying expenses	317,971	311,495

Gross profit	338,339	295,799

Other expenses (income):
Selling, general and administrative	243,061	217,054
Depreciation and amortization	32,222	36,858
Severance and transaction-related costs	314	374
Other expense (income), net	1,517	(308)

	277,114	253,978

Operating income	61,225	41,821
Gain on early debt extinguishment	10,736	17,104
Impairment of equity investment	6,030	—
Interest expense, net	83,336	90,563

Loss before income tax expense	(17,405)	(31,638)
Income tax expense	3,240	1,118

Net loss	$(20,645)	$(32,756)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2010	January 30, 2010
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$160,132	$198,708
Inventories	127,768	110,338
Prepaid expenses	32,383	32,873
Other current assets	23,298	28,236

Total current assets	343,581	370,155

Property and equipment:
Land and building	—	19,318
Furniture, fixtures and equipment	171,796	162,602
Leasehold improvements	231,676	228,503

	403,472	410,423
Less accumulated depreciation and amortization	(204,350)	(182,439)

	199,122	227,984

Leased property under capital leases:
Building	18,055	—
Less accumulated depreciation and amortization	(451)	—

	17,604	—

Intangible assets, net of accumulated amortization of $38,063 and $32,532, respectively	570,357	580,027
Deferred financing costs, net of accumulated amortization of $36,282 and $29,949, respectively	41,308	47,641
Other assets	40,601	58,242
Goodwill	1,550,056	1,550,056

	2,202,322	2,235,966

Total assets	$2,762,629	$2,834,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$56,336	$45,660
Current portion of long-term debt	14,500	14,500
Income taxes payable	7,258	10,272
Accrued interest payable	9,032	14,644
Accrued expenses and other current liabilities	96,246	96,436

Total current liabilities	183,372	181,512

Long-term debt	2,253,989	2,313,378
Revolving credit facility	194,000	194,000
Obligations under capital leases	17,290	—
Deferred tax liability	120,815	122,145
Deferred rent expense	23,842	22,082
Unfavorable lease obligations and other long-term liabilities	31,648	35,630

	2,641,584	2,687,235

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	618,627	616,086
Accumulated other comprehensive income (loss), net of tax	(6,956)	2,625
Retained deficit	(673,998)	(653,353)

	(62,327)	(34,642)

Total liabilities and stockholder’s deficit	$2,762,629	$2,834,105

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
 EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Net loss	$(8,345)	$(3,733)	$(20,645)	$(32,756)
Income tax expense	1,607	2,797	3,240	1,118
Gain on early debt extinguishment	(6,249)	(17,104)	(10,736)	(17,104)
Interest expense	40,596	45,368	83,385	90,675
Interest income	(23)	(39)	(49)	(112)
Impairment (a)	6,030	—	6,030	—
Depreciation and amortization	15,856	18,703	32,222	36,858

Reported EBITDA	49,472	45,992	93,447	78,679
Book to cash rent adjustment (b)	699	594	1,082	1,075

EBITDA after rent related adjustment	50,171	46,586	94,529	79,754
Amortization of intangible assets (c)	497	514	1,057	1,008
Loss in equity of joint venture (d)	1,413	323	2,529	1,188
Loss on retirement of property and equipment, net (e)	130	3	366	8
Gain on sale of intangible assets (f)	—	(598)	—	(598)
Stock compensation expense (g)	1,321	2,371	2,541	2,892
Legal settlement	—	—	(480)	—
Relocation costs (h)	646	289	1,258	576
Consulting expenses (i)	136	—	849	—
Management fee (j)	750	750	1,500	1,500
Severance and transaction related costs (k)	212	25	314	374
Pan European Transformation costs (l)	—	52	—	30
Cost Savings Initiative costs (m)	—	181	—	14

Adjusted EBITDA	$55,276	$50,496	$104,463	$86,746

The following footnotes relate to the table on page 7:
a)	Represents non-cash impairment charges.

b)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

c)	Represents non-cash amortization of lease rights.

d)	Represents non-cash equity loss from our 50:50 joint venture with Aeon Co. Ltd.

e)	Represents non-cash gains and losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures.

f)	Represents the gain on sale of lease rights upon exiting certain European locations.

g)	Represents non-cash stock compensation expense.

h)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

i)	Represents non-recurring consulting expenses.

j)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

k)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.

l)	Represents costs relating to our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expenses which are included in buying and SG&A expenses.

m)	Represents costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.